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                                                                   Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 20, 2002 in Amendment #1 to the Registration Statement (Form S-11 No. 333-100044) and related Prospectus of Apple Hospitality Five, Inc. for the registration of 45,670,995 units consisting of one share of its common stock and Series A preferred stock.



                                                     /s/Ernst & Young LLP


Richmond, Virginia
November 7, 2002